UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2008

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On April 3, 2008, Nanometrics Incorporated, a Delaware corporation (the “Company”), announced that its Board of Directors (the “Board”) had appointed Howard A. Bain III as a director of the Company, effective as of April 1, 2008. Mr. Bain qualifies as an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission and has been appointed to serve as a member and the Chairman of the Audit Committee of the Board. Mr. Dox will stay on the Audit Committee, but is relinquishing the position of Audit Committee Chairman to Mr. Bain.

Mr. Bain will participate in the Company’s standard non-employee director compensation program. As such, Mr. Bain will receive an annual cash retainer of $20,000, $1,500 for each in-person Board and committee meeting attended, $500 for each telephonic Board and committee meeting attended, an initial option grant to purchase 20,000 shares of common stock, quarterly option grants to purchase 2,500 shares of common stock and an annual award of 2,000 restricted stock units. Additionally, in his capacity as a member and Chairman of the Audit Committee, Mr. Bain will receive an annual cash retainer of $12,000.

On April 3, 2008, the Company issued a press release announcing Mr. Bain’s appointment. A copy is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated April 3, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2008	NANOMETRICS INCORPORATED

/s/ Gary C. Schaefer
Gary C. Schaefer Chief Financial Officer and Vice President of Finance and Administration

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated April 3, 2008